UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

Palm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 617-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 12, 2010, Michael R. Abbott, Senior Vice President of Software and Services, submitted his resignation from Palm, Inc. (“Palm” or the “Company”), and his employment with the Company is expected to terminate effective April 23, 2010.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Palm is implementing a retention program for certain key employees, including executive officers. The program includes equity awards and cash bonuses to be earned over a two year period provided that the individuals remain as employees of the Company. As part of this program, Jeffrey P. Devine, Palm’s Senior Vice President of Global Operations, and Douglas C. Jeffries, Palm’s Senior Vice President and Chief Financial Officer, each received a grant of restricted stock units pursuant to Palm’s 2009 Stock Plan and a cash bonus of $250,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: April 16, 2010	/s/ MARY E. DOYLE
Mary E. Doyle
Senior Vice President, General Counsel and Secretary

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